UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

☑ Filed by the registrant                   ☐ Filed by a party other than the registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-12

FLEETCOR TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and D-11.

AMENDMENT NO. 1 TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 9, 2022

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of FLEETCOR Technologies, Inc. (the “Company”) in connection with its 2022 annual meeting of shareholders (the “Annual Meeting”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2022. The purpose of this Amendment is to correct the description of the shareholder vote required to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, dated June 7, 2018, and the Certificate of Amendment, dated June 14, 2019, and Amended and Restated Bylaws of the Company to adopt a shareholder right to vote by written consent.

Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement.

The table under the heading “Voting Procedures,” which appears on page 75 of the Proxy Statement, is amended and restated to read in its entirety as follows:

Proposal Number	Item	Vote Required for Approval	Abstentions	Uninstructed Shares	Board Voting Recommendation
1	To elect the ten directors	Majority of votes cast	Not counted	Not voted	FOR
2	To ratify the reappointment of Ernst & Young LLP as our independent public accounting firm for 2022	Majority of votes cast	Not counted	Discretionary vote	FOR
3	To approve, on an advisory basis, named executive officer compensation	Majority of votes cast	Not counted	Not voted	FOR
4	To approve the FLEETCOR Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan	Majority of votes cast	Not counted	Not voted	FOR
5	To approve an amendment to the Company’s Certificate of Incorporation and Bylaws to adopt a shareholder right to vote by written consent	Majority of the outstanding shares of common stock	Same as an AGAINST vote	Same as an AGAINST vote	FOR
6	To vote on a shareholder proposal to modify the shareholder right to call a special shareholder meeting, if properly presented	Majority of votes cast	Not counted	Not voted	AGAINST

This Amendment is being filed with the SEC on May 2, 2022 and will be mailed to shareholders on or about May 2, 2022.